Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made as of April 21, 2026 (the “Effective Date”) by Galactic Co., LLC (“OpCo”), Virgin Galactic Holdings, Inc. (“PubCo” and, together with OpCo, the “Company”) and Aparna Chitale (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
RECITALS
A.    The parties have entered into that certain Employment Agreement dated as of September 11, 2021 (the “Agreement”).
B.    The parties hereto wish to amend certain terms of the Agreement.
AMENDMENT
The parties hereto hereby amend the Agreement as follows, effective as of the Effective Date:
1.Section 4(b)(ii) (Annual Bonus) of the Agreement is hereby deleted and replaced in its entirety with the following:
“(ii)    Prior Year Bonus; Annual Bonus. The Company shall pay to the Executive an amount equal to the Annual Bonus earned but unpaid for the calendar year prior to the calendar year in which such termination occurs (if any). In addition, the Executive shall remain eligible to be paid the Annual Bonus for the calendar year in which the Date of Termination occurs in accordance with Section 2(b)(ii), provided, however, that the magnitude of any such Annual Bonus shall be multiplied by a fraction which is equal to the number of days elapsed in such calendar year as of the Date of Termination divided by 365 (or 366 if the calendar year is a leap year).”
2.The last sentence of Section 4(b)(iii) (COBRA) of the Agreement is hereby deleted and replaced in its entirety with the following:
“For purposes of this Agreement, “COBRA Period” shall mean the period beginning on the Date of Termination and ending on the 12-month anniversary thereof; provided, however, if the Date of Termination occurs on or before the date that is 24 months following a Change in Control, then the COBRA Period instead shall end on the 18-month anniversary thereof.”
3.This Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Agreement.
4.Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect.

5.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.
6.This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
                    Virgin Galactic Holdings, Inc.

    By: /s/ Michael Colglazier
Name: Michael Colglazier
Title: Chief Executive Officer

    Galactic Co., LLC

By: /s/ Michael Colglazier
Name: Michael Colglazier
Title: Chief Executive Officer

                    Executive
                    By: /s/ Aparna Chitale
                        Aparna Chitale
[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]